EXHIBIT 99.1
A SURE WING, LLC
CONSOLIDATED FINANCAL STATEMENTS
FOR YEARS ENDED DECEMBER 28, 2014 AND DECEMBER 29, 2013

Independent Auditors’ Report

Board of Directors
Diversified Restaurant Holdings, Inc. and Subsidiaries
Southfield, Michigan

We have audited the accompanying consolidated financial statements of A Sure Wing, LLC as of December 28, 2014 and December 29, 2013, which comprise the consolidated balance sheets as of December 28, 2014 and December 29, 2013, and the related consolidated statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A Sure Wing, LLC as of December 28, 2014 and December 29, 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Troy, Michigan
September 3, 2015

A SURE WING, LLC
CONSOLIDATED BALANCE SHEETS

	December 28,	December 29,
ASSETS	2014	2013
Current assets
Cash and cash equivalents	$2,640,553	$2,841,640
Investments	500,000	—
Accounts receivable	153,375	289,003
Inventory	357,384	302,412
Prepaid assets	23,909	65,878
Notes receivable - related party	1,989,026	1,119,547
Total current assets	5,664,247	4,618,480

Property and equipment, net	10,919,288	8,953,707
Intangible assets, net	172,084	172,543
Other long-term assets	25,310	21,910
Total assets	$16,780,929	$13,766,640

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$599,506	$1,539,892
Accrued compensation	201,328	196,772
Other accrued liabilities	285,280	230,254
Current portion of long-term debt	945,798	896,460
Current portion of deferred rent	485,786	402,453
Total current liabilities	2,517,698	3,265,831

Deferred rent, less current portion	4,482,918	3,311,033
Long-term debt, less current portion	7,159,403	6,806,885
Total liabilities	14,160,019	13,383,749

Members' equity	2,620,910	382,891

Total liabilities and members' equity	$16,780,929	$13,766,640

The accompanying notes are an integral part of these consolidated financial statements.

A SURE WING, LLC
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 28, 2014	December 29, 2013
Revenue	$39,808,207	$35,080,825

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	10,889,490	10,060,307
Compensation costs	9,758,484	8,500,818
Occupancy costs	2,886,671	2,861,524
Other operating costs	7,440,186	6,539,159
General and administrative expenses	2,048,936	1,888,635
Depreciation and amortization	2,301,599	1,999,591
Loss on asset disposals	21,767	—
Total operating expenses	35,347,133	31,850,034

Operating income	4,461,074	3,230,791

Interest expense	(491,295)	(520,816)
Other income, net	76,248	18,869

Income before income taxes	4,046,027	2,728,844

Income tax expense	73,243	48,822

Net income	$3,972,784	$2,680,022

The accompanying notes are an integral part of these consolidated financial statements.

A SURE WING, LLC
CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

Members'
Equity
Balances - December 31, 2012	$485,937

Capital contribution	350,000

Distributions	(3,133,068)

Net income	2,680,022

Balances - December 29, 2013	$382,891

Distributions	(1,734,765)

Net income	3,972,784

Balances - December 28, 2014	$2,620,910

The accompanying notes are an integral part of these consolidated financial statements.

A SURE WING, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 28, 2014	December 29, 2013
Cash flows from operating activities
Net income	$3,972,784	$2,680,022
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,301,599	1,999,591
Loss on asset disposals	21,767	—
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	135,628	(57,218)
Inventory	(54,972)	(14,117)
Prepaid assets	41,969	(65,878)
Intangible assets	(22,697)	(59,734)
Other long-term assets	(3,400)	—
Accounts payable	(494,760)	374,759
Accrued liabilities	59,582	(7,919)
Deferred rent	1,255,218	1,118,973
Net cash provided by operating activities	7,212,718	5,968,479

Cash flows from investing activities
Purchase of investments	(500,000)	—
Collection of principal on notes receivable	7,883	7,512
Finance of notes receivable	(877,362)	—
Purchases of property and equipment	(4,711,417)	(2,757,574)
Net cash used in investing activities	(6,080,896)	(2,750,062)

Cash flows from financing activities
Proceeds from issuance of long-term debt	1,298,317	1,529,938
Repayments of long-term debt	(896,461)	(747,708)
Capital contributions	—	350,000
Capital distributions	(1,734,765)	(3,133,068)
Net cash used in financing activities	(1,332,909)	(2,000,838)

Net increase (decrease) in cash and cash equivalents	(201,087)	1,217,579

Cash and cash equivalents, beginning of period	2,841,640	1,624,061

Cash and cash equivalents, end of period	$2,640,553	$2,841,640

The accompanying notes are an integral part of these consolidated financial statements.

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.           BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The consolidated financial statements are comprised of 18 companies that own and operate Buffalo Wild Wings (“BWW”) restaurants in Missouri and Illinois and one corporate administrative entity, A Sure Wing, LLC.   Each of the companies operated as BWW restaurants for all periods included in the consolidated financial statements, except for O'Fallon Missouri, Inc., which opened in January 2013, Rolla, Inc., which opened in December 2013, and Lake Ozark, Inc., which opened in April 2014.  These companies, all wholly-owned by A Sure Wing, LLC, are herein referred to collectively as “ASW.”

On June 29, 2015, substantially all the assets of ASW were acquired by Diversified Restaurant Holdings, Inc. for approximately $54.0 million.

ASW is economically dependent on retaining its franchise rights with Buffalo Wild Wings International, Inc. (“BWLD”).  As of September 3, 2015, the franchise agreements have specific initial term expiration dates ranging from October, 2024 to August, 2034, depending on the date each was executed and its initial term. The franchise agreements are renewable at the option of the franchisor and are generally renewable if the franchisee has complied with the franchise agreement. When factoring in any applicable renewals, as of September 3, 2015, the franchise agreements have specific expiration dates ranging from October, 2039 to August, 2049. ASW is in compliance with the terms of these agreements at September 3, 2015.

Principles of Consolidation

The consolidated financial statements include the consolidated accounts of A Sure Wing, LLC and each of its subsidiaries.  All significant intercompany accounts and transactions have been eliminated upon consolidation.

ASW follows accounting standards set by the Financial Accounting Standards Board ("FASB"). The FASB sets generally accepted accounting principles ("GAAP"), which ASW follows to ensure its financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification ("ASC").

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenues from food and beverage sales are recognized and generally collected at the point of sale. All sales taxes are presented on a net basis and are excluded from revenue.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits in banks. ASW considers all highly-liquid investments purchased with original maturities of three months or less to be cash and cash equivalents. ASW, at times throughout the year, may, in the ordinary course of business, maintain cash balances in excess of federally-insured limits. Management does not believe ASW is exposed to any unusual risks on such deposits.

Investments

The ASW's investment securities consist of mutual funds and are classified as available-for-sale. Investments classified as available-for-sale are available to be sold in the future in response to the ASW’s liquidity needs, changes in market interest rates, tax strategies, and asset-liability management strategies, among other reasons. Available-for-sale securities are reported at fair value, with unrealized gains and losses, net of taxes, reported in the accumulated other comprehensive income (loss) component of stockholders’ equity, and accordingly, have no effect on net income. Realized gains or losses on sale of investments are determined on the basis

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of specific costs of the investments. Dividend income is recognized when declared and interest income is recognized when earned. Discount or premium on debt securities purchased at other than par value are amortized using the effective yield method. At December 29, 2014, the cost of the ASW's investments equaled the fair value. Fair value was determined using Level 1 inputs based on the FASB's fair value hierarchy.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Balances that are outstanding after management has used reasonable collection efforts are written off with a corresponding charge to bad debt expense.  Management does not believe any allowance for doubtful accounts was necessary at December 28, 2014 and December 29, 2013.

Inventory

Inventory, which consists mainly of food and beverage products, is accounted for at the lower of cost or market using the first in, first out method of inventory valuation.

Intangible Assets

Amortizable intangible assets consist of franchise fees and loan fees that are deferred and amortized to operating expense on a straight-line basis over the term of the related underlying agreements. The useful life of franchise fees is 15 years and loan fees is seven years.

Property and Equipment

Property and equipment are recorded at cost. Major improvements and renewals are capitalized. Equipment and furniture and fixtures are depreciated using the straight-line method over the estimated useful lives of the assets of five years. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the lease, with consideration of renewal options if renewals are reasonably assured because failure to renew would result in an economic penalty, or the estimated useful lives of the assets, which is typically 10 years. Maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the respective accounts and the related gains or losses are credited or charged to earnings.

Restaurant construction in progress is not amortized or depreciated until the related assets are placed into service. ASW capitalizes, as restaurant construction in progress, costs incurred in connection with the design, build out, and furnishing of its restaurants. Such costs consist principally of leasehold improvements, directly related costs such as architectural and design fees, and equipment, furniture and fixtures not yet placed in service.

ASW reviews property and equipment, along with other long-lived assets subject to amortization, for impairment whenever events or changes in circumstances indicate that a potential impairment has occurred.  During the years ended December 28, 2014 and December 29, 2013, there were no impairments recorded.

Gift Cards

ASW records gift cards under a Buffalo Wild Wings International central-wide program.  Gift cards sold are recorded as a gift card liability.  When redeemed, the gift card liability account is offset by recording the transaction as revenue.  Under this centralized system, any breakage would be recorded by Blazin Wings, Inc., a subsidiary of BWLD, and is subject to the breakage laws in the state of Minnesota, where Blazin Wings, Inc. is located.

ASW's gift card liability was $140,195 and $89,663 at December 28, 2014 and December 29, 2013.

Deferred Rent

Certain operating leases provide for minimum annual payments that increase over the life of the lease. Typically, leases have an initial lease term of between 10 and 20 years and contain renewal options under which we may extend the terms for periods of five to 20 years. The aggregate minimum annual payments are expensed on a straight-line basis commencing at the start of our construction period and extending over the term of the related lease, without consideration of renewal options. The amount by

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

which straight-line rent exceeds actual lease payment requirements in the early years of the lease is accrued as deferred rent liability and reduced in later years when the actual cash payment requirements exceed the straight-line expense. ASW also accounts, in its straight-line computation, for the effect of any "rental holidays", "free rent periods", and "landlord incentives or allowances".

Advertising

Advertising expenses associated with contributions to the national BWW advertising fund are expensed as contributed and all other advertising expenses are expensed as incurred. Advertising expenses were $1.2 million and $1.1 million for the years ended December 28, 2014 and December 29, 2013 , respectively, and is included in general and administrative expenses in the consolidated statements of operations.

Income Taxes

ASW is structured as Limited Liability Company under the Internal Revenue Code.  As a result, the federal taxable income or loss of ASW will be included in the respective members’ income tax returns and the state taxable income of ASW will be paid by ASW. Accordingly, only state income taxes are reflected in the accompanying consolidated financial statements.

2.           PROPERTY AND EQUIPMENT, NET

Property and equipment are comprised of the following assets:

	December 28, 2014	December 29, 2013
Equipment	7,932,310	6,774,171
Furniture and fixtures	749,600	670,994
Leasehold improvements	17,836,747	15,708,005
Vehicles	74,971	74,971
Total	26,593,628	23,228,141
Less accumulated depreciation	(15,674,340)	(14,274,434)
Property and equipment, net	$10,919,288	$8,953,707

Depreciation expense was $2.3 million and $2.0 million during the years ended December 28, 2014 and December 29, 2013, respectively.

3.               RELATED PARTY TRANSACTIONS

During the years ended December 28, 2014 and December 29, 2013, ASW was charged management fees of $1.9 million and $1.8 million, respectively, from a related entity through common ownership which represents an allocation of certain corporate expenses.

At December 28, 2014 and December 29, 2013, ASW was owed approximately $2.0 million and $1.1 million respectively, from related entities through common ownership for miscellaneous advances made by ASW. In conjunction with the closing of the acquisition on June 29, 2015, the notes receivable were fully repaid.

See Note 5 for related party operating lease transactions.

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. LONG-TERM DEBT

Long-term debt consists of the following obligations:

	December 28, 2014	December 29, 2013
Note payable - $3.0 million term loan B; payable to General Electric with a senior lien on all ASW’s personal property and fixtures. Scheduled monthly principal payments are based on 120 month amortization plus accrued interest through maturity in July 2019 at which time a balloon payment is due. Interest is charged at a fixed rate of 5.41% plus a variable component. The rate at December 28, 2014 was 6.74%.	$2,450,495	$2,689,115

Note payable - $0.7 million term loan B; payable to General Electric with a senior lien on all ASW’s personal property and fixtures. Scheduled monthly principal payments are based on 36 month amortization plus accrued interest through maturity in July 2015 at which time a balloon payment is due. Interest is charged at a fixed rate of 5.39% plus 90-day LIBOR. The rate at December 28, 2014 was 5.86%.	140,469	369,755

Note payable - $3.0 million term loan C; payable to General Electric with a senior lien on all ASW’s personal property and fixtures. Scheduled monthly principal payments are based on 180 month amortization plus accrued interest through maturity in July 2019 at which time a balloon payment is due. Interest is charged at a fixed rate of 5.71% plus a variable component. The rate at December 28, 2014 was approximately 7.04%.	2,705,286	2,833,641

Note payable - $1.1 million development line of credit payable to General Electric with a senior lien on all ASW’s personal property and fixtures. Scheduled monthly principal payments are based on 84 month amortization plus accrued interest through maturity in February 2020. Interest is charged at a fixed rate of 5.60%.	852,687	990,780

Note payable - $0.9 million development line of credit payable to General Electric with a senior lien on all ASW’s personal property and fixtures. Scheduled monthly principal payments are based on 84 month amortization plus accrued interest through maturity in March 2020. Interest is charged at a fixed rate of 5.60%	707,561	820,054

Note payable - $0.7 million development line of credit payable to General Electric with a senior lien on all ASW’s personal property and fixtures. Scheduled monthly principal payments are based on 84 month amortization plus accrued interest through maturity in August 2021. The rate at December 28, 2014 was approximately 6.25%.	650,264	—

Note payable - $0.6 million development line of credit payable to General Electric with a senior lien on all ASW’s personal property and fixtures. Scheduled monthly principal payments are based on 84 month amortization plus accrued interest through maturity in August 2021. The rate at December 28, 2014 was approximately 6.25%.	$598,439	$—

Total long-term debt	8,105,201	7,703,345

Less current portion	(945,798)	(896,460)

Long-term debt, net of current portion	$7,159,403	$6,806,885

ASW has related parties that may draw on its debt, however, as of December 28, 2014 and December 29, 2013 no debt was drawn by these entities.

In July 2012, entities related through common ownership, were issued two term loans, $1.6 million and $1.8 million, at a fixed rate of 6.29% and 6.07%, respectively.   The debt requires monthly payments equal the principal and interest required to fully amortize the original principal over an amortization period of 84 months. ASW is liable for the entire amount of the debt on a joint and several basis.  As of December 28, 2014 and December 29, 2013 the total outstanding balance of the debt was $2.3 million and $2.8 million, respectively. Such amounts are not reflected in the accompanying consolidated balance sheet because ASW has not agreed to pay nor does it expect to pay the outstanding balance on behalf of its co-obligors. In the event ASW is required to make payments on the debt, ASW could seek to recover those amounts from the affiliate; however, ASW does not hold specific recourse or collateral rights in connection with the agreement.

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Scheduled principal maturities of long-term debt for each of the five years succeeding December 28, 2014, and thereafter, are summarized as follows:

Year	Amount
2015	$945,798
2016	877,388
2017	934,586
2018	995,544
2019	3,901,529
Thereafter	450,356
Total	$8,105,201

Interest expense was $491,295 and $520,816 respectively for the years ended December 28, 2014 and December 29, 2013.

The above bank agreements are guaranteed by ASW’s members and certain affiliated entities. In addition, the above agreements contain various customary financial covenants generally based on the performance of the specific borrowing entity. The more significant covenants consist of the consolidated post-compensation FCCR and consolidated effective leverage ratio. ASW was in compliance with these covenants at December 28, 2014.

5. COMMITMENTS AND CONTINGENCIES

Lease terms range from 10 to 20 years, with renewal options, and generally require ASW to pay a proportionate share of real estate taxes, insurance, common area maintenance, and other operating costs. Some restaurant leases provide for contingent rental payments based on sales thresholds.

Total rent expense was $2.3 million and $2.2 million for the years ended December 28, 2014 and December 29, 2013, respectively (of which $600,581 and $600,833 for the years ended December 28, 2014 and December 29, 2013, respectively, were paid to related parties through common ownership).

Scheduled future minimum lease payments for each of the five years and thereafter for non-cancelable operating leases with initial or remaining lease terms in excess of one year at December 28, 2014 are summarized as follows:

Year	Amount
2015	$2,494,014
2016	2,551,463
2017	2,610,941
2018	2,541,506
2019	2,229,955
Thereafter	10,601,787
Total	$23,029,666

ASW is required to pay BWLD royalties (5.0% of net sales) and advertising fund contributions (3.0% of net sales) for the term of the individual franchise agreements.  ASW incurred $2.0 million and $1.8 million in royalty expense for the years ended December 28, 2014 and December 29, 2013, respectively. Advertising fund contribution expenses were $1.2 million and $1.1 million for the years ended December 28, 2014 and December 29, 2013, respectively.  All other advertising expenses totaled approximately $0.3 million and $0.4 million during the years ended December 28, 2014 and December 29, 2013, respectively. These amounts are included in general and administrative expenses in the combined statements of operations.

ASW is required, by its various BWLD franchise agreements, to modernize the restaurants during the term of the agreements.  The individual agreements generally require improvements between the fifth year and the tenth year to meet the most current design model that BWLD has approved.  The modernization costs can range from approximately $50,000 to approximately $1.1 million depending on the individual restaurants’ needs.

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASW is subject to ordinary, routine, legal proceedings, as well as demands, claims and threatened litigation, which arise in the ordinary course of its business.  The ultimate outcome of any litigation is uncertain.  While unfavorable outcomes could have adverse effects on ASW's business, results of operations, and financial condition, management believes that ASW is adequately insured and does not believe that any pending or threatened proceedings would adversely impact ASW's results of operations, cash flows, or financial condition.  Therefore, no separate reserve has been established for these types of legal proceedings.

6. SUPPLEMENTAL CASH FLOWS INFORMATION

Other Cash Flow Information

Cash paid for interest was approximately $491,295 and $520,816 during the years ended December 28, 2014 and December 29, 2013, respectively.

Cash paid for income taxes was $73,243 and $48,822 during the years ended December 28, 2014 and December 29, 2013, respectively.

Supplemental Schedule of Non-Cash Operating, Investing, and Financing Activities

Noncash investing activities for property and equipment not yet paid during the years ended December 28, 2014 and December 29, 2013, was $135,594 and $581,220, respectively.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, FASB ASC 820, Fair Value Measurements and Disclosures , establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. We use a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

•	Level 1	Quoted market prices in active markets for identical assets and liabilities;

•	Level 2	Inputs, other than level 1 inputs, either directly or indirectly observable; and

•	Level 3	Unobservable inputs developed using internal estimates and assumptions (there is little or no market data) which reflect those that market participants would use.

As of December 28, 2014 and December 29, 2013 financial instruments consisted of cash and cash equivalents, accounts receivable, accounts payable, and debt. Due to their short-term nature the fair value of cash and cash equivalents, accounts receivable, and accounts payable approximate carrying value. The fair value of debt approximates its carrying value as the interest rates approximate market rates.

8.  SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 3, 2015 the date on which the consolidated financial statements were available to be issued.